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                                                                  Exhibit 10.2.2

                               EASTERN ENTERPRISES
                     Deferred Compensation Plan for Trustees

                            Amendment (December 1999)

      Pursuant to Paragraph 12 of the Eastern Enterprises Deferred Compensation Plan for Trustees (as amended, the "Plan"), Paragraph 14 of the Plan ("Miscellaneous") is hereby amended by denominating the first subparagraph (begins: "The Plan was originally effective . . .") as subparagraph (a), by denominating the next subparagraph (begins: "Reference is hereby made . . .") as subparagraph (c), and by inserting immediately after subparagraph (a) and before subparagraph (c) the following new text, effective December 1, 1999:

            "(b) Reference is made to Eastern's Restricted Stock Plan for Non-Employee Trustees (the "Restricted Stock Plan"), under which Eligible Trustees have been granted shares of Eastern stock subject to specified forfeiture restrictions. In the case of each Eligible Trustee who (i) as of December 1, 1999 held shares of such stock as to which the Eligible Trustee had not made a so-called "83(b) election" ("applicable restricted shares") and (ii) elects to relinquish his or her applicable restricted shares in accordance with such procedures as the Secretary of Eastern may prescribe, there shall be credited to the Eligible Trustee's Share Unit Account, effective as of the date of such relinquishment, a number of vested Share Units equal to the number of applicable restricted shares so relinquished. The Share Units credited pursuant to the immediately preceding sentence shall be treated for purposes of the Plan in the same manner as other Share Units credited to the Eligible Trustee's Share Unit Account."

      IN WITNESS WHEREOF, Eastern Enterprises has caused this instrument of amendment to be executed by its duly authorized officer this 20th day of December, 1999.

                                          EASTERN ENTERPRISES

                                    By:   /s/ J. Atwood Ives
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